As filed with the Securities and Exchange Commission on December 9, 2008
Registration No. 333- _____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Gray Television, Inc.
(Exact name of Registrant as specified in its charter)

Georgia	58-0285030
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4370 Peachtree Road, N.E.
Atlanta, Georgia	30319
(Address of principal executive offices)	(Zip Code)
Gray Television Inc. Capital Accumulation Plan
(Full title of the plan)
James C. Ryan
Gray Television, Inc.
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319
(404) 504-9828
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Neal H. Ray, Esq.
Troutman Sanders LLP
600 Peachtree Street, Suite 5200
Atlanta, Georgia 30308
(404) 885-3268

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of each class of	Amount to be	maximum offering	maximum aggregate	Amount of
securities to be registered	registered(1)	price per share(2)	offering price(2)	registration fee
Common Stock, no par value per share	2,000,000 shares	$0.475	$950,000	$37.34

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Capital Accumulation Plan.

(2)	Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices of $0.49 and $0.34 per share for the Common Stock on December 5, 2008.

Part II
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-5.1 OPINION OF TROUTMAN SANDERS LLP
EX-23.1 CONSENT OF MCGLADREY & PULLEN LLP
EX-23.2 CONSENT OF PRICEWATERHOUSECOOPERS LLP

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     Gray Television, Inc. (the “Company”) filed with the Securities and Exchange Commission the following Registration Statements on Form S-8 relating to shares of the Company’s common stock (the “Common Stock”), to be offered and sold under the Gray Television Inc. Capital Accumulation Plan and the contents of such prior Registration Statements are incorporated by reference in this Registration Statement: (1) Registration Statement on Form S-8 filed on June 4, 2007 (File No. 333-14393), (2) Registration Statement on Form S-8 filed on July 9, 2004 (File No. 333-117248); and (3) Registration Statement on Form S-8 filed December 12, 1996 (File No. 333-17773) (collectively, the “Plan Registration Statements”). The Registrant is hereby registering an additional 2,000,000 shares available for future grants under the Gray Television, Inc. Capital Accumulation Plan. Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Plan Registration Statements are hereby incorporated by reference herein, and the opinions and consents listed in Item 8 below are attached hereto.
Item 8. Exhibits.

Exhibit No.	Description

5.1	Opinion of Troutman Sanders LLP

23.1	Consent of McGladrey & Pullen, LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Troutman Sanders LLP (contained in its Opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (contained on the signature page)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 9th day of December, 2008.

GRAY TELEVISION, INC.
By:	/s/ Hilton H. Howell, Jr.
Hilton H. Howell, Jr.
Vice Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 9th day of December, 2008.

GRAY TELEVISION, INC. CAPITAL ACCUMULATION PLAN BY: GRAY TELEVISION, INC., PLAN ADMINISTRATOR
By:	/s/ James C. Ryan
James C. Ryan, Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hilton H. Howell, Jr. and James C. Ryan, and each of them (with full power in each to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the dates indicated.

Signature	Title	Date

/s/ William E. Mayher, III William E. Mayher, III	Chairman of the Board of Directors	December 9, 2008

/s/ Hilton H. Howell, Jr. Hilton H. Howell, Jr.	Vice Chairman, Chief Executive Officer and Director (principal executive officer)	December 9, 2008

Signature	Title	Date

/s/ Robert S. Prather, Jr. Robert S. Prather, Jr.	President, Chief Operating Officer, Director	December 9, 2008

/s/ James C. Ryan James C. Ryan	Senior Vice President and Chief Financial Officer (principal financial officer)	December 9, 2008

/s/ Jackson S. Cowart, IV Jackson S. Cowart, IV	Chief Accounting Officer (principal accounting officer)	December 9, 2008

/s/ J. Mack Robinson J. Mack Robinson	Director	December 9, 2008

/s/ Richard L. Boger Richard L. Boger	Director	December 9, 2008

/s/ Ray M. Deaver Ray M. Deaver	Director	December 9, 2008

/s/ Howell W. Newton Howell W. Newton	Director	December 9, 2008

/s/ Hugh Norton Hugh Norton	Director	December 9, 2008

/s/ Harriett J. Robinson Harriett J. Robinson	Director	December 9, 2008

/s/ T.L. Elder T.L. Elder	Director	December 9, 2008

/s/ Zell B. Miller Zell B. Miller	Director	December 9, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Troutman Sanders LLP

23.1	Consent of McGladrey & Pullen, LLP

23.2	Consent of PricewaterhouseCoopers LLP

5